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                                                                  EXHIBIT 21.1


QAD Inc.
Exhibit 21.1



SUBSIDIARIES OF QAD INC.


Name                                                    Place of Incorporation
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QAD Ortega Hill, LLC                                    Delaware
QAD Mark Hill, LLC                                      Delaware
QAD USVI Inc.                                           US Virgin Islands
QAD China Inc.                                          Delaware
Enterprise Engines, Inc.                                California
QAD India Inc.                                          Delaware
QAD Bermuda Ltd.                                        Bermuda
QAD Brazil Inc.                                         Delaware
QAD Canada ULC                                          Canada
QAD Mexico S.A. de C.V.                                 Mexico
QAD Latin America S.A. de C.V.                          Mexico
QAD Latin Integrados Casa de Software, S.A. de C.V.     Mexico
Qad Sistemas Integrados Servicios se Consultoria,
    S.A. de C.V.                                        Mexico
QAD Brasil Limitada                                     Brazil
QAD Europe B.V.                                         The Netherlands
QAD Netherlands B.V.                                    The Netherlands
QAD France B.V.                                         France
QAD Europe GmbH                                         Germany
QAD Aktiebolag                                          Sweden
QAD Polska Sp. zo.o                                     Poland
QAD United Kingdom Ltd.                                 United Kingdom
QAD Europe Ltd.                                         United Kingdom
QAD Ireland Limited                                     Ireland
QAD Bilgisayer Yazilim Ltd.                             Turkey
QAD Asia Limited                                        Hong Kong
QAD Korea Inc.                                          Delaware
QAD Japan k.k.                                          Japan
QAD Japan Inc.                                          Delaware
QAD China Ltd.                                          China
QAD Singapore Private Ltd.                              Singapore
QAD I&I Co., Ltd.                                       Thailand
QAD Austrialia Pty Ltd.                                 Australia
QAD Software South Africa (Pty) Ltd.                    South Africa